Exhibit 16.1

October 15, 2012

Securities and Exchange Commission

100 F Street N.E.

Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K dated on or around October 15, 2012, of Armada Oil, Inc. and are in agreement with the statements contained therein concerning our firm.

/S/ PETERSON SULLIVAN LLP